As filed with the Securities and Exchange Commission on March 6, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Oruka Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-3855489
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Oruka Therapeutics, Inc.

855 Oak Grove Avenue, Suite 100

Menlo Park, California 94025

(Address of Principal Executive Offices, Zip Code)

Oruka Therapeutics, Inc. 2024 Stock Incentive Plan

Oruka Therapeutics, Inc. 2024 Employee Stock Purchase Plan

(Full title of the plan)

Paul Quinlan

General Counsel and Corporate Secretary

Oruka Therapeutics, Inc.

855 Oak Grove Avenue, Suite 100

Menlo Park, California 94025

(650) 606-7910

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Gina Hancock Gibson, Dunn & Crutcher LLP 2001 Ross Ave, Suite 2100 Dallas, Texas 75201 (214) 698-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Oruka Therapeutics, Inc., a Delaware corporation (the “Registrant”), pursuant to General Instruction E to Form S-8, under the Securities Act of 1933, as amended (the “Securities Act”), in order to register an additional (i) 2,753,543 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable under the Oruka Therapeutics, Inc. 2024 Stock Incentive Plan (the “SIP”), and (ii) 550,709 shares of Common Stock issuable under the Oruka Therapeutics, Inc. 2024 Employee Stock Purchase Plan (the “ESPP”), pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans.

The information contained in the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on November 14, 2024 (File No. 333-283243), together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statement with respect to the SIP and the ESPP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Exhibit Description
4.1	Second Amended and Restated Certificate of Incorporation of Oruka Therapeutics, Inc. (incorporated by reference to Exhibit 3.5 of the Registrant’s Current Report on Form 8-K, filed with the Commission on September 5, 2024).
4.2	Amended and Restated Bylaws of Oruka Therapeutics, Inc. (incorporated by reference to Exhibit 3.6 of the Registrant’s Current Report on Form 8-K, filed with the Commission on September 5, 2024).
5.1*	Opinion of Gibson, Dunn & Crutcher LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
99.1	Oruka Therapeutics, Inc. 2024 Stock Incentive Plan (incorporated by reference to Exhibit 10.10 of the Registrant’s Current Report on Form 8-K, filed with the Commission on September 5, 2024).
99.2	Oruka Therapeutics, Inc. 2024 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.11 of the Registrant’s Current Report on Form 8-K, filed with the Commission on September 5, 2024).
107.1*	Filing Fee Table.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Menlo Park California, on the 6th day of March, 2025.

Oruka Therapeutics, Inc.

By:	/s/ Lawrence Klein
Name:	Lawrence Klein
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence Klein, Arjun Agarwal, and Paul Quinlan and each of them (with full power to each of them to act alone), the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Lawrence Klein	Chief Executive Officer and Director	March 6, 2025
Lawrence Klein	(principal executive officer)

/s/ Arjun Agarwal	Senior Vice President, Finance and Treasurer	March 6, 2025
Arjun Agarwal	(principal financial and accounting officer)

/s/ Samarth Kulkarni	Chairman of the Board	March 6, 2025
Samarth Kulkarni

/s/ Kristine Ball	Director	March 6, 2025
Kristine Ball

/s/ Carl Dambkowski	Director	March 6, 2025
Carl Dambkowski

/s/ Peter Harwin	Director	March 6, 2025
Peter Harwin

/s/ Cameron Turtle	Director	March 6, 2025
Cameron Turtle

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